                      SECURITIES AND EXCHANGE COMMISSION
                                   FORM 8-K
                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                       Date of Report:   April 29, 1997

                      TELEPORT COMMUNICATIONS GROUP INC.


                                    0-20913
                                   --------
                           (Commission File Number)

                                  13-3173139
                                  ----------
                     (IRS Employer Identification Number)

                                   Delaware
                                   --------
                            State of Incorporation

        437 Ridge Road, Executive Building 3, Dayton, New Jersey, 08810
        ---------------------------------------------------------------
                   (Address of principal executive offices)

                                (908) 392-2000
                                ---------------
             (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS
THE REGISTRANT ISSUED THE FOLLOWING PRESS RELEASE ON APRIL 29, 1997

TELEPORT COMMUNICATIONS GROUP INC. (TCG)  REPORTED FIRST QUARTER 1997 RESULTS:
REVENUES GREW A RECORD 67% TO $96.8 MILLION AS EBITDA GREW SIX FOLD TO $6.1 MILLION.
For Immediate Release:
NEW YORK, N.Y. APRIL 29, 1997

TCG (Nasdaq/NM:TCGI) reported first quarter ended March 31, 1997 revenues of $96.8 million, a record growth rate of 67% compared to the same period in 1996. First quarter 1997 EBITDA was $6.1 million, an increase of $5.1 million from $978 thousand in the first quarter 1996.

"First quarter 1997 results demonstrated our continued success in the fundamental execution of our business plan with the trend of six consecutive quarters of record revenues and EBITDA growth. We are pleased with EBITDA at 6.3% of revenues, the highest EBITDA margin in six consecutive quarters, which was generated in a quarter when TCG was continuing to significantly invest in sales and marketing to penetrate the medium to small business market segment," said Bob Annunziata, TCG's Chairman and CEO.

Sequential quarterly results were outstanding with revenue growth of 13% from fourth quarter 1996 and EBITDA growth of 40% to $6.1 million.

($ in millions)     1Q97     1Q96    1Q97     4Q96*
                   -------  ------  -------  -------
Revenues            $96.8    $58.1   $96.8    $85.6
% Change               67%              13%
EBITDA              $ 6.1    $ 1.0   $ 6.1    $ 4.4
% Change              528%              40%
*Excludes the $1.8 million non-recurring benefit to revenues and EBITDA from an interconnection rate adjustment in the fourth quarter 1996.

At the end of the first quarter 1997, annualized monthly recurring revenue was $412.7 million, an increase of 85% over the same period in 1996 and a 25% increase over the fourth quarter 1996 annualized monthly run rate of $329.0 million. Access lines served at the end of the first quarter 1997 totaled 170,775, an increase of 92% from the same period in 1996. On a sequential quarterly basis, access lines increased 32,220 lines, a 23% growth from the year-end 1996 access lines of 138,555.

Note: All results (financial and operational) presented in this release for first quarter 1996 are on a pro forma basis to reflect the Reorganization, described in TCG's SEC Registration Statements.

REVENUE MIX:
------------

Switched services revenues continued to grow significantly faster than dedicated services as TCG's sales force continued to fully address the switched services segment, as TCG gained CLEC status in more states, and as more value added services were offered to customers. In the first quarter of 1997, switched services revenues grew 83% while dedicated services grew 51% from the same period in 1996. Switched revenues now represent 42% of total revenues and dedicated services are 53% of revenues. A year ago, first quarter revenues were 38% in switched services and 59% in dedicated services.

Data and Internet services represented 3.6% of revenues in the first quarter of 1997. High speed data circuits at the end of the first quarter 1997 were 504, a 330.8% increase over the 117 data circuits in the first quarter 1996, and a
21.7% increase over the  fourth quarter 1996 level of 414 circuits.   High speed
data customers served in the first quarter of 1997 were 114 compared to 41 customers in the first quarter of 1996. Internet customers are over 6,000.

NETWORK EXPANSION:
-----------------

In the first quarter 1997, capital expenditures were $70.7 million. TCG is currently addressing 65 MSAs versus 48 MSAs at the end of the first quarter 1996. The 1997 first quarter capital investment resulted in additional route miles, build-out of fiber to connect buildings on-net, upgrade of electronics and improvements to our enhanced data network. With the completion of the Eastern TeleLogic Corporation (ETC) acquisition, the latest network statistics
incorporate the ETC network.   The following is a comparison of  TCG's network
statistics at the end of the first quarter 1997 versus year-end 1996.

                             3/31/97   12/31/96  Increase
                           ---------  ---------  --------

Route Miles                    7,447      6,744       703
Fiber Miles                  375,387    346,039    29,348
Voice Grade Equivalents    5,054,540  4,428,770   625,770
Buildings*
  On-net                       3,508      2,849       659
  Off-net                      6,063      4,896     1,167
-------------------------  ---------  ---------   -------
Total Buildings                9,571      7,745     1,826
Local Serving Offices            121        102        19
Switches                          26         25         1
ATM circuits                     504        414        90

*Building data currently excludes the Cox Communications affiliates buildings and 12/31/96 building counts have been restated to reflect the change in methodology.

OPERATING RESULTS:
------------------

EBITDA margin was 6.3% in the first quarter 1997 compared to 1.7% in the first quarter 1996. The excellent performance in EBITDA was attributable to improvements in both operating and SG&A (selling, general and administrative)
expenses.   As more services are deployed and volume increases on TCG's operational networks, the benefits of the economies of scale from TCG's fiber network are becoming more evident. Operating expenses were 59.2% of revenues in the first quarter 1997 compared to 62.7% for the same period in 1996.

SG&A expenses as a percentage of revenues also improved a full percentage point, from 35.6% in the first quarter 1996 to 34.5% in the first quarter 1997. The improvements in SG&A occurred while employees grew 824 from 1,559 employees
at  March 31, 1996 to 2383 employees at March 31, 1997.    TCG is also using
alternate distribution channels, agents and resellers to maximize revenue growth and reduce customer acquisition costs.

The net loss for the first quarter of 1997 was $45.0 million or $0.28 per share versus $24.3 million or $0.18 share in the first quarter of 1996. First quarter 1997 EBITDA increased by $5.1 million over the same period in 1996 but was more than offset by the increase of $8.5 million of non-cash expenses, depreciation
and amortization.   Additionally, net interest expense increased $13.7 million from the first quarter 1996.

ACQUISITIONS:
-------------

On February 4 and March 1, 1997, TCG completed the CERFnet Services, Inc. and Eastern TeleLogic Corporation (ETC) acquisitions, respectively. First quarter 1997 operating results include two months of CERFnet results and one month of ETC results.

The integration of CERFnet and ETC has been smooth and synergies from both acquisitions should benefit TCG in the latter part of 1997. Deployment of CERFnet's network infrastructure in 8 of TCG's major cities, New York, Boston, Philadelphia, Chicago, Denver, Washington D.C., Dallas and Houston is on schedule.



This press release, other than historical financial information, contains forward -looking statements that involve risks and uncertainties detailed in the company's SEC reports and registration statements. Actual results may vary materially.

                      TELEPORT COMMUNICATIONS GROUP INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                       ( Unaudited with Pro forma 1996)

($ in millions, except EPS)

                                    Three Months Ended
                                          March 31
                                        1997      1996*
                                      ------    ------
Revenue                               $ 96.8    $ 58.1
Expenses:
 Operating                              57.3      36.5
 Selling, Gen, & Admin.                 33.4      20.6
 Depreciation/Amort.                    29.7      21.3
                                      ------    ------
Operating loss                         (23.6)    (20.3)
Interest Income                         11.3       1.0
Interest Expense                       (29.5)    ( 5.5)
Minority Interest                        0.0       1.0
Equity of Unconsol. Affiliates         ( 2.6)     (0.3)
                                      ------    ------
Loss Before Taxes                      (44.4)    (24.1)
Income Tax Provision                   (  .6)     (0.2)
                                      ------    ------
Net Loss                              $(45.0)   $(24.3)
                                      ======    ======

EBITDA                                $  6.1    $  1.0
EPS                                   $( .28)   $( .18)
Weighted Ave. Shares  (millions)       161.7     131.9

*First Quarter 1996 is shown on a pro forma basis to reflect the Reorganization, described in TCG's SEC Registration Statements.

                      TELEPORT COMMUNICATIONS GROUP INC.
                           STATEMENTS OF OPERATIONS
                          (Unaudited with GAAP 1996)

($ in millions, except EPS)

                                    Three Months Ended
                                         March 31
                                  Consolidated     Combined
                                      1997           1996*
                                    --------       --------
Revenue                              $ 96.8          $ 50.4
Expenses:
    Operating                          57.3            28.9
    Selling, Gen, & Admin.             33.4            13.8
    Depreciation/Amort.                29.7            12.8
                                     ------          ------
Operating loss                        (23.6)          ( 5.1)
Interest Income                        11.3             1.2
Interest Expense                      (29.5)          ( 8.2)
Minority Interest                       0.0             0.1
Equity of Unconsol. Affiliates        ( 2.6)          ( 6.5)
                                     ------          ------
Loss Before Taxes                     (44.4)          (18.5)
Income Tax Provision                  (  .6)          ( 0.2)
                                     ------          ------
Net Loss                             $(45.0)         $(18.7)
                                     ======          ======


EPS                                  $( .28)         $( .27)
Weighted Ave. Shares                  161.7            70.0
(millions)

*First Quarter 1996 is shown on a GAAP basis to reflect the Company prior to the Reorganization, described in TCG's SEC Registration Statements.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf of the undersigned, thereunto authorized.


TELEPORT COMMUNICATIONS GROUP INC.


                                          /s/ Maria Terranova-Evans
Dated: May 7, 1997                  By: ___________________________

                                   Name:  Maria Terranova-Evans
                                   Title: Vice President and Controller
                                          (Principal Accounting Officer)